Exhibit 10.3

CPS TECHNOLOGIES CORP.

Invention, Non-Disclosure, Non-Competition and

Non-Solicitation Agreement

In consideration of my employment by CPS Technologies Corp. or any of its subsidiaries or affiliates (the “Company”), I hereby agree as follows:

1.          Inventions and Patents

a.

I will promptly and fully disclose to the Company any and all inventions, discoveries, trade secrets and improvements, whether or not patentable and whether or not they are made, conceived or reduced to practice during working hours or using the Company’s data or facilities, which I develop, make, conceive or reduce to practice during my employment by the Company, either solely or jointly with others (collectively, “Developments”). All such Developments shall be the sole property of the Company, and I hereby assign to the Company, without further compensation, all my right, title and interest in and to such Developments and any and all related patents, patent applications, copyrights, copyright applications, trademarks and trade names in the United States and elsewhere.

b.

I will keep and maintain adequate and current written records of all developments (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

c.

I will assist the Company in obtaining and enforcing patent, copyright and other forms of legal protection for the Developments in any country. Upon request, I will sign all applications, assignments, instruments and papers and perform all acts necessary or desired by the Company to assign all such Developments fully and completely to the Company and to enable the Company, its successors, assigns and nominees, to secure and enjoy the full and exclusive benefits and advantages thereof.

d.

I understand that my obligations under this section will continue after the termination of my employment with the Company and that during my employment I will perform such obligations without further compensation, except for reimbursement of expenses incurred at the request of the Company. I further understand that I am not employed by the Company as an employee at the time I am requested to perform any obligations under this section, I shall receive for such performance a reasonable per diem fee, as well as reimbursement of any expenses incurred at the request of the Company.

2.         Proprietary Information

a.

I recognize that my relationship with the Company is one of high trust and confidence by reason of my access to and contact with the trade secrets and confidential and proprietary information of the Company. I will not at any time, either during my employment with the Company or thereafter, disclose to others, or use for my own benefit or the benefit of others, any of the Developments or any confidential, proprietary or secret information owned, possessed or used by the Company (collectively, “Proprietary Information”). By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, data, know-how, marketing plans, forecasts, unpublished financial statements, budgets, licenses, prices, costs and employee, customer and supplier lists.

b.

My undertaking and obligations under this Section 2 will not apply, however, to any Proprietary Information which: (a) in the opinion of the Vice President of Technology, is or becomes generally known to the public through no action of my part, (b) is generally disclosed to third parties by the Company without restriction on such third parties, or (c) is approved for release by written authorization of the Board of Directors of the Company.

c.

Upon termination of my employment with the Company or at any other time upon request, I will promptly deliver to the Company all notes, memoranda, notebooks, drawings, records, reports, files and other documents (and all copies or reproductions of such materials) in my possession or under my control, whether prepared by me or by others, which contain Proprietary Information. I acknowledge that this material is the sole property of the company.

3.         Absence of Restrictions Upon Discloser and Competition

a.

I hereby represent that, except as I have disclosed in writing to the Company, I am not bound by the terms of agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of my employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party.

b.

I further represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

4.         Non-competition

a.

As mutually agreed-upon consideration for the post-employment non-competition restrictions in this Section 4, which the parties agree is fair and reasonable, the Company has agreed to provide me with compensation that includes base pay and annual bonus potential, a stock option grant, benefits that include 401(k) company matching, lump sum relocation assistance, and access to the Company’s customer relationships and confidential and proprietary information.

b.

In return for the fair, reasonable, and valuable consideration being provided to me, including but not limited to the mutually agreed-upon consideration set forth in Section 4(a), and in recognition of the degree of competition in the fields in which the Company engages and the expertise I may develop as a result of my employment with the Company, I agree that I will not, during the term of my employment with the Company, and for a period of one year after the date of termination of my employment by the company for cause or by my voluntary resignation, directly or indirectly (i) perform work in a similar capacity for or render similar services to, (ii) be connected as an officer, director, partner, member, co-venturer, sole proprietor, security holder, lender, agent, advisor, or otherwise with, (iii) manage, control, own, or participate in, or (iv) invest in, through debt, equity, or otherwise (other than as the holder of not more than five percent of the total outstanding stock of publicly held company), any other person, company, or entity which is engaged anywhere in the United States of America in any business or activity competitive with any of the business activities in which the Company was engaged during my employment.

c.

Should a court of competent jurisdiction determine that I breached any fiduciary duty to the Company, or unlawfully took, physically or electronically, property belonging to the Company, the duration of the restricted period shall be extended for a period of two (2) years following the date of termination of employment.

5.         Non-Solicitation

a.

I agree that during the term of my employment with the Company and for a period of one (1) year after the date of termination of my employment with the Company, I will not, directly or indirectly, solicit or induce any of the Company’s employees to terminate their employment with the Company, or divert or take away from the Company any person, company or entity which on the date hereof is, or during the term of my employment becomes, a customer or client of the Company.

b.

Should a court of competent jurisdiction determine that I breached Section 5 of this Agreement, the restricted period shall be extended by a period of time equivalent to the time during which I was in violation.

6.         Other Obligations

I acknowledge that the company from time to time may have agreements with other persons or with the U.S. Government, or agencies thereof, which impose obligations or restriction on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. I agree to bound by all such obligations and restrictions which are made known to me and to take all actions necessary to discharge the obligations of the Company under such agreements.

7.         Miscellaneous

a.

The terms of this Agreement are severable, and the invalidity of unenforceability of any provision of the Agreement shall not affect the validity or enforceability of any other provision of this Agreement. In the event that any provision of this Agreement will be found by a court of competent jurisdiction to be invalid or unenforceable, the parties agree that a court will reform such provision to render it valid and enforceable to the extent necessary to protect the Company’s legitimate business interests, and that such reformation will not affect the validity or enforceability of the remaining provisions, which will remain valid and enforceable to the fullest extent permitted by law.

b.

This Agreement supersedes all prior agreements, written, or oral, between me and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by me and the Company. I agree that any change or changes in my duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

c.

I agree that the services to be rendered by me to the Company and the confidential information which I may acquire during the term of this Agreement are unique and that any breach of this Agreement by me may not be adequately compensated by damages at law, and, therefore, I agree that the Company shall be entitled, in addition to all other remedies available to it, to equitable relief in a court of equity by injunction or otherwise, without the necessity of providing actual damage to the Company for any breach by me hereunder.

d.

I acknowledge and agree that the Company provided me with this Agreement at least ten (10) business days prior to the commencement of my employment with the Company. I acknowledge that I have the right to consult with counsel prior to signing this Agreement.

e.

This Agreement will be binding upon my heirs, executors and administrators and will inure to the benefit of the company and its successors and assigns. This Agreement may be assigned by the Company to any person or entity which succeeds to the business of the Company or which has purchased assets of the Company. My obligations are personal and are not assignable or delegable by me in any matter whatsoever. I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ I may be transferred without the necessity that this Agreement be resigned at the time of such transfer.

f.

No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion

g.

This Agreement is governed by and will be construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Massachusetts, excluding its conflict of laws and choice of law rules, and jurisdiction over any action to enforce this Agreement, or any dispute arising from or relating to this Agreement, shall subsist solely in the appropriate state and/or federal courts located within the Commonwealth of Massachusetts.

I HAVE READ ALL OF THE PROVISIONS OF THIS AGREEMENT AND I UNDERSTAND, AND AGREE TO, EACH OF SUCH PROVISIONS.

Date Signed by Employee: April 19, 2026 /s/Chris Fraser

Signature of Employee

Chris Fraser
Printed Name of Employee

Agreed to and Accepted by CPS Technologies Corp.

On: April 20, 2026

By /s/ Brian Mackey